Exhibit 3.1

SECRETARY OF STATE

SEAL

STATE OF NEVADA

CORPORATE CHARTER

          I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

          INTERNATIONAL FOOD AND WINE CONSULTANTS, INC., did on July 11, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said

          Articles contain all the provisions required by the law of said State of Nevada

                                                                                                    IN WITNESS WHEREOF, I have hereunto set my

                                                                                                    hand and affixed the Great Seal of State, at my office

                                                                                                    on July 11, 2006.

                                                                                                                    /s/ Dean Heller

                     SEAL

                                                                                                                    DEAN HELLER

                                                                                                                    Secretary of State

                                                                                                     By           /s/

                                                                                                                    Certification Clerk

SEAL	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Entity # E0511762006-8 Document Number: 20060440128-97 Date Filed: 7/11/2006 11:30:28 AM In the office of /s/ Dean Heller Dean Heller Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
		502 East John Street		Carson City	Nevada	89706
		Street Address		City		Zip Code

		Optional Mailing Address		City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	99,000,000 – Common 1,000,000 - Preferred Number of shares With par value: 100,000,000	Par Value: $ .001	Number of shares Without par value: -0-
4.	Names & Addresses, Of Board of Directors/Trustees; (attach additional page there is more than 3 directors/trustees)	1. Mary Beth Clark
Name
		201 East 28th Street		New York	NY	10016
		Street Address		City	State	Zip Code
2. B. Alva Schoomer
Name
		201 East 28th Street		New York	NY	10016
		Street Address		City	State	Zip Code
3.
Name

		Street Address		City	State	Zip Code
5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Consulting

6.	Names, Address And Signature of Incorporator, (attach additional page there is more than 1 incorporator)	CSC Services of Nevada, Inc.		/s/ Norma Hull
		Name		Signature
		502 East John Street		Carson City	NV	89706
		Address		City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		By: /s/ Norma Hull			7/11/06
		Authorized Signature of R.A. or On Behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 ARTICLES 2003

Revised on: 10/04/05

International Food and Wine Consultants, Inc.

Certificate of incorporation (continued)

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its Certificate of Incorporation providing for indemnification of its officers and directors as follows:

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

3